EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitute and appoint John Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to 150,000 shares of common stock, $0.01 par value per share, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.


DATED: December 16, 1999                    AMERICAN CAPITAL STRATEGIES, LTD.

                                            /s/ Malon Wilkus
                                            ------------------------------------
                                            Malon Wilkus
                                            Chairman and Chief Executive Officer

Signature                               Title                                     Date
---------                               -----                                     -----

/s/ Malon Wilkus                        Director, Chairman and                    December 16, 1999
---------------------------             Chief Executive Officer
Malon Wilkus                            (Principal Executive Officer)


/s/ David Gladstone                     Director and Vice Chairman                December 16, 1999
---------------------------
David Gladstone


/s/ Adam Blumenthal                     President, Chief Operating                December 16, 1999
---------------------------             Officer and Director
Adam Blumenthal


                                        Vice President, Chief                     December 16, 1999
---------------------------             Financial Officer and
John Erickson                           Secretary (Principal
                                        Accounting and Financial
                                        Officer)


                                        Director                                  December 16, 1999
---------------------------
Robert L. Allbriton


/s/ Neil M. Hahl                        Director                                  December 16, 1999
------------------
Neil M. Hahl


/s/ Philip R. Harper                    Director                                  December 16, 1999
---------------------------
Philip R. Harper


                                        Director                                  December 16, 1999
---------------------------
Stan Lundine


/s/ Stephen P. Walko                    Director                                  December 16, 1999
---------------------------
Stephen P. Walko